UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February  2, 2004

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51–0371142 (I.R.S. Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860–9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

Exhibit Number	Description

99.1	Press Release issued February 2, 2004
99.2	February 2004 Investor Presentation

ITEM 9.  REGULATION FD DISCLOSURE AND ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 2, 2004, j2 Global Communications, Inc., a Delaware corporation (“j2 Global”), issued a press release (the “Press Release”) announcing its financial results for the fourth quarter and full year period ended December 31, 2003. The Press Release also contains financial estimates for the first quarter of 2004 and reaffirms financial estimates for the fiscal year ended December 31, 2004.

Also on February 2, 2004, j2 Global hosted its fourth quarter and full year 2003 earnings conference call and Webcast. Via the Webcast, j2 Global presented its February 2004 Investor Presentation (“Presentation”), which contains a summary of j2 Global’s financial results for the fourth quarter and full year period ended December 31, 2003, financial estimates for the first quarter and full year period ended December 31, 2004, and certain other financial and operating information regarding j2 Global. In Slide 14 of the Presentation, the ARPU / Month figure for Q4 ‘03 has been corrected to $14.50 from the $14.73 set forth in the Presentation as displayed during the earnings conference call.

Copies of the Press Release and the Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

Note: The information furnished under Item 9 and Item 12 of this report (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: February 3, 2004	By:	/s/ R. Scott Turicchi

R. Scott Turicchi Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued February 2, 2004.
99.2	February 2004 Investor Presentation.